Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES FOURTH QUARTER 2016 EARNINGS

•	$6.1 million net income, 116% above fourth quarter 2015
•	Net income of $18.5 million for 2016, 62% higher than 2015
•	Return on average assets of 1.07% and 0.95% for the quarter and year ended December 31, 2016, respectively
•	Earnings per diluted common share of $0.68 and $2.37 for the quarter and year ended December 31, 2016, respectively
•	During the quarter, consummated the closure of six redundant branch locations and announced the acquisition of First Menasha Bancshares, Inc.

Green Bay, Wisconsin, January 17, 2017 – Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) announces fourth quarter 2016 net income of $6.1 million and net income available to common shareholders of $0.68 per diluted common share, compared to $2.8 million and $0.64, respectively, for fourth quarter 2015. Comparatively, third quarter 2016 net income was $6.5 million and diluted earnings per common share was $0.69. Annualized quarterly return on average assets was 1.07%, 1.13% and 0.94%, for fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively.

For the year ended December 31, 2016, net income was $18.5 million and net income available to common shareholders was $2.37 per diluted common share, compared to $11.4 million and $2.57, respectively, for the year ended December 31, 2015. Return on average assets was relatively unchanged at 0.95% for 2016 and 0.96% for 2015.

“Execution remains the driver to our strong results,” said Bob Atwell, Chairman and CEO of Nicolet. “We have successfully completed the integration of our April 29th merger with Baylake Corp, which nearly doubled our size, provided economies of scale and added Door County to our footprint. While smaller in scale, we also completed a strategically important acquisition of financial advisors and their platform by April 1st, enhancing our wealth management product offerings and service to customers.”

“Fourth quarter results were consistent with our expectations given the final stages of integration on Baylake, as we delivered a return on average assets of greater than 1% for the second quarter in a row,” said Atwell.

“Most importantly this quarter, we announced a merger transaction with First Menasha Bancshares, Inc. whose assets are $464 million. First Menasha, together with our existing position, clearly establishes us as the lead local bank in the Fox Valley area. We have known First Menasha for some time and respect their commitment to community banking,” Atwell said. “The acquisition involves cash and stock consideration and should ultimately improve earnings and return on equity for our shareholders.”

The timing of the 2016 acquisitions and related merger and integration costs impact financial comparisons. Income statement results, average balances and related ratios for certain 2016 periods include partial period contributions from the acquisitions (i.e. approximately eight of twelve months for 2016) versus no contributions in 2015 periods. Additionally, 2016 pre-tax results include a one-time $1.7 million lease termination charge in the second quarter, while both 2015 and 2016 recorded other direct merger and integration expenses of $0.8 million in the second half of 2015 and another $0.8 million in the first half of 2016 for the Baylake merger, plus $0.5 million in the second half of 2016 for the recently announced acquisition of First Menasha.

Net income for fourth quarter was $6.1 million (which included $0.5 million of pre-tax net losses on sale or writedown of assets), compared to $6.5 million for third quarter 2016 (which included $0.5 million of pre-tax net gains on sale or writedown of assets). Excluding these net gains (losses) from both quarters, fourth quarter net income would be $0.2 million or 3% higher than third quarter 2016. Notably, between the linked quarters, net interest income declined by $0.9 million largely due to lower aggregate loan discount income, brokerage income grew by $0.5 million on increased business, net mortgage income declined by $0.2 million on lower volumes due to seasonality and rising mortgage rates, and noninterest expense declined $0.6 million, with personnel expense accounting for $1.2 million of the decline primarily due to end of year adjustments related to vacation pay, health insurance, and 401k benefits, offset by $0.4 million direct merger expenses included in processing and other expense and $0.2 million for consulting fees related to the implementation of a customer relationship management system.

Net income for 2016 was $18.5 million (which included $0.1 million of pre-tax net gains on sale or writedown of assets), $7.0 million or 62% higher than $11.4 million net income for 2015 (which included $1.7 million of pre-tax net gains on sale or writedown of assets). Excluding these net gains from both years, net income would be up $8.0 million or 78%, commensurate with the timing of the 2016 acquisitions which nearly doubled our size.

At December 31, 2016, total assets were $2.3 billion (up $31 million from September 30, 2016), loans were $1.6 billion (up $15 million), and deposits were $2.0 billion (up $36 million) with a majority of the changes attributed to normal operating activity. Compared to a year ago, the growth in assets, loans and deposits are largely attributable to the Baylake merger.

Although elevated since the April 2016 Baylake merger, asset quality metrics remained strong at December 31, 2016, with nonperforming assets to total assets at 0.97%, up from 0.32% at December 31, 2015 (pre-merger) and down favorably from 1.04% at September 30, 2016. The allowance for loan losses to total loans increased to 0.75% from 0.74% at September 30, 2016, though declined from 1.18% at December 31, 2015 as a result of recording the 2016 acquired loans at fair value with no carryover of allowance. The provision for loan losses remained at $450,000 for fourth quarter 2016 given no significant changes in asset quality levels in the underlying pre-merger Nicolet loan portfolio, bringing the 2016 provision to $1.8 million which exceeded 2016 net charge offs of $0.3 million. Net charge offs to average loans remained low at 0.02% for 2016 and 0.09% for 2015.

Total capital was $276 million at December 31, 2016, comprised entirely of common equity. Common equity decreased $0.3 million since September 30, 2016, as increases from net income and option exercises were exceeded by common stock repurchases and fair market adjustments reflected in comprehensive income as a result of rising interest rates. Book value and tangible book value per common share was $32.26 and $21.98, respectively, at December 31, 2016, each up modestly over September 30, 2016. Tangible common equity to tangible assets was 8.50% at December 31, 2016 compared to 8.58% at September 30, 2016 and 7.72% at December 31, 2015.

Other Important Notes

On November 3, 2016, Nicolet announced the signing of a definitive merger agreement with First Menasha Bancshares, Inc. (“First Menasha”) under which First Menasha will merge with and into Nicolet to create the largest community bank in the Fox Valley area. Based upon preliminary financial results as of December 31, 2016, the combined company would have total assets of approximately $2.8 billion, loans of $1.9 billion and deposits of $2.4 billion. The merger transaction is expected to close early in the second quarter of 2017 and remains subject to customary closing conditions, including approval by shareholders of First Menasha and regulatory approvals.

During the fourth quarter, Nicolet completed the closure of six branch locations. Most of the affected branches were within a couple of miles of another Nicolet location, affording Nicolet to operate more efficiently from both an operational and cost standpoint.

Today, the Board of Directors of Nicolet approved a modification to Nicolet’s previously announced stock repurchase program, authorizing up to $12 million for the repurchase of up to 250,000 additional shares of its common stock. The 250,000 shares represent 3% of Nicolet’s outstanding shares at December 31, 2016. When combined with previous authorizations, the Board has now authorized utilization of up to $30 million to repurchase up to 1,050,000 shares of its outstanding common stock. During the fourth quarter of 2016, Nicolet utilized $1.9 million to repurchase 48,700 shares bringing the life-to-date cumulative totals to $14.2 million for 518,600 shares repurchased. As a result of today’s actions, the remaining authorization is to utilize up to $15.8 million to repurchase shares. Such repurchases may be made from time to time, in the open market, including block transactions, as market conditions warrant or in private transactions.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

Important Information for Investors

This communication relates to the proposed merger transaction involving Nicolet and First Menasha.  In connection with the proposed merger, Nicolet has filed a preliminary proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, FIRST MENASHA AND THE PROPOSED MERGER.  When available, the proxy statement/prospectus will be delivered to shareholders of First Menasha.  Investors may obtain copies of the proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov).  Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities law. Statements in this release that are not strictly historical are forward-looking and based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will”, “expect”, “believe” and “prospects”, involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statement made herein. These risks and uncertainties include, but are not limited to, general economic trends and changes in interest rates, increased competition, regulatory or legislative developments affecting the financial industry generally or Nicolet specifically, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally or Nicolet specifically, the uncertainties associated with newly developed or acquired operations and market disruptions. Nicolet undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Nicolet and First Menasha and between Nicolet National Bank and The First National Bank-Fox Valley (“FNB-Fox Valley”), including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Nicolet’s and First Menasha’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements.  These statements are based upon the current beliefs and expectations of Nicolet’s and First Menasha’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Nicolet and First Menasha may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (7) First Menasha’s shareholders may fail to approve the transaction; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) the cost and availability of capital; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) severe catastrophic events in our geographic area; (17) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (18) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (19) the interest rate environment may compress margins and adversely affect net interest income; and (20) competition from other financial services companies in the companies’ markets could adversely affect operations.  Additional factors that could cause Nicolet’s results to differ materially from those described in the forward-looking statements can be found in Nicolet’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Nicolet, First Menasha or the proposed merger or other matters and attributable to Nicolet, First Menasha or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above.  Nicolet and First Menasha do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

Nicolet Bankshares, Inc.

Consolidated Financial Summary (Unaudited)

	At or for the Three Months Ended			At or for the Year Ended
(In thousands, except per share data)	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Results of operations:
Interest income	$21,892	$22,795	$12,463	$75,467	$48,597
Interest expense	1,868	1,891	1,812	7,334	7,213
Net interest income	20,024	20,904	10,651	68,133	41,384
Provision for loan losses	450	450	450	1,800	1,800
Net interest income after provision for loan losses	19,574	20,454	10,201	66,333	39,584
Gain (loss) on sale or writedown of assets, net	(494)	453	684	54	1,726
Other noninterest income	8,388	8,079	3,875	26,620	15,982
Noninterest expense	18,386	19,019	10,273	64,942	39,648
Income before income taxes	9,082	9,967	4,487	28,065	17,644
Income tax expense	2,939	3,438	1,637	9,371	6,089
Net income	6,143	6,529	2,850	18,694	11,555
Net income attributable to noncontrolling interest	56	65	31	232	127
Net income attributable to Nicolet Bankshares, Inc.	6,087	6,464	2,819	18,462	11,428
Preferred stock dividends	0	247	30	633	212
Net income available to common equity	$6,087	$6,217	$2,789	$17,829	$11,216
Earnings per common share:
Basic	$0.71	$0.72	$0.70	$2.49	$2.80
Diluted	0.68	0.69	0.64	2.37	2.57
Common Shares:
Basic weighted average	8,555	8,608	4,017	7,158	4,004
Diluted weighted average	8,966	8,970	4,383	7,514	4,362
Outstanding	8,553	8,582	4,154	8,553	4,154
Noninterest Income/Noninterest Expense:
Service charges on deposit accounts	$1,057	$1,051	$596	$3,571	$2,348
Mortgage income, net	1,781	2,010	588	5,494	3,258
Trust services fee income	1,435	1,373	1,186	5,435	4,822
Brokerage fee income	1,534	992	161	3,624	670
Gain (loss) on sale or writedown of assets, net	(494)	453	684	54	1,726
Other noninterest income	2,581	2,653	1,344	8,496	4,884
Total noninterest income	$7,894	$8,532	$4,559	$26,674	$17,708
Personnel expense	9,282	10,516	5,526	34,030	22,523
Occupancy, equipment and office	2,952	3,018	1,665	10,276	6,928
Business development and marketing	1,135	985	660	3,488	2,244
Data processing	1,962	1,831	981	6,370	3,565
FDIC assessments	420	247	214	1,352	615
Intangibles amortization	1,163	1,172	244	3,458	1,027
Other noninterest expense	1,472	1,250	983	5,968	2,746
Total noninterest expense	$18,386	$19,019	$10,273	$64,942	$39,648

Period-End Balances:
Loans	$1,568,907	$1,554,124	$877,061	$1,568,907	$877,061
Allowance for loan losses	11,820	11,481	10,307	11,820	10,307
Investment securities available-for-sale, at fair value	365,287	366,316	172,596	365,287	172,596
Total assets	2,300,879	2,269,487	1,214,439	2,300,879	1,214,439
Deposits	1,969,986	1,934,082	1,056,417	1,969,986	1,056,417
Common equity	275,947	276,269	97,301	275,947	97,301
Stockholders’ equity	275,947	276,269	109,501	275,947	109,501
Book value per common share	32.26	32.19	23.42	32.26	23.42
Average Balances:
Loans	$1,560,437	$1,562,151	$884,759	$1,346,304	$883,904
Earning assets	1,999,999	1,999,735	1,097,606	1,723,600	1,083,967
Total assets	2,267,990	2,266,082	1,195,166	1,934,770	1,185,921
Deposits	1,932,474	1,917,666	1,037,574	1,641,894	1,021,155
Interest-bearing liabilities	1,484,497	1,493,433	844,070	1,307,471	851,957
Common equity	276,760	274,895	94,257	217,432	90,787
Stockholders’ equity	276,760	285,902	106,457	226,265	112,012
Financial Ratios:
Return on average assets	1.07%	1.13%	0.94%	0.95%	0.96%
Return on average common equity	8.75	9.00	11.74	8.20	12.35
Average equity to average assets	12.20	12.62	8.91	11.69	9.45
Earning asset yield	4.43	4.57	4.57	4.44	4.54
Cost of funds	0.50	0.50	0.85	0.56	0.84
Net interest margin	4.05	4.23	3.92	4.01	3.88
Stockholders’ equity to assets	11.99	12.17	9.02	11.99	9.02
Net loan charge-offs to average loans (annualized)	0.03	(0.02)	0.07	0.02	0.09
Nonperforming loans to total loans	1.29	1.38	0.40	1.29	0.40
Nonperforming assets to total assets	0.97	1.04	0.32	0.97	0.32
Allowance for loan losses to loans	0.75	0.74	1.18	0.75	1.18
Effective tax rate	32.36	34.49	36.48	33.39	34.51